Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

GABRIEL DI CHIARA
Chief Deputy

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

06/22/2023

Work Order Item Number: W2023062201392 - 2986287
Filing Number: 20233301583
Filing Type: Articles of Merger
Filing Date/Time: 06/22/2023 13:17:41 PM
Filing Page(s): 6

Indexed Entity Information:

Entity ID: E0515682011-9
Entity Name: Kartoon Studios, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
PARACORP INCORPORATED
318 N CARSON ST #208, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

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Commercial Recording Division
202 N. Carson Street

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0515682011-9
Secretary of State State Of Nevada	Filing Number 20233301583
	Filed On 06/22/2023 13:17:41 PM
	Number of Pages 6

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☑ Merger

1. Entity Information: (Constituent, Acquired or Merging)

Entity Name: **Kartoon Studios, Inc.**

Jurisdiction: Nevada — Entity Type*: Domestic Corporation (78)

If more than one entity being acquired or merging please attach additional page.

2. Entity Information: (Resulting, Acquiring or Surviving)

Entity Name: **GENIUS BRANDS INTERNATIONAL, INC.**

Jurisdiction: Nevada — Entity Type*: Domestic Corporation (78)

3. Plan of Conversion, Exchange or Merger: (select one box)

☐ The entire plan of conversion, exchange or merger is attached to these articles.

☑ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)

4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☑ A. Owner's approval was not required form for the :
- ☑ Acquired/merging
- ☐ Acquiring/surviving

☑ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☑ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Kartoon Studios, Inc.
Name of acquired/merging entity

GENIUS BRANDS INTERNATIONAL, INC.
Name of acquiring/surviving entity

5. Effective Date and Time: (Optional)

Date: **06/23/2023** Time: **11:00 AM**
(must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

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Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: Conversion Exchange Merger Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required form for the : Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) Exchange/Merger: Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) A. Owner's approval was not required form for the : Acquired/merging Acquiring/surviving B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non - profit corporation (NRS 92A.160): Non - profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4. Approval Continued: (If more than one entity being acquired or merging please attach additional approval page.) FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov * corporation, limited partnership, limited - liability limited partnership, limited - liability company or business trust. Page 2 of 4

Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 Name Country Care of: Address City State Zip/Postal Code 6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign) 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. Exchange: The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). Merger: (Select one box) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 8 . Declaration : (Exchange and Merger only) Conversion: A plan of conversion has been adopted by the constituent entity in compliance with the law the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited - liability limited partnership; a manager of each Nevada limited - liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited - liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. Name of constituent entity 9. Signature Statement: (Required) FRANCISCO V. AGUILAR Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov * corporation, limited partnership, limited - liability limited partnership, limited - liability company or business trust. Page 3 of 4

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

9. Signature Statement Continued: (Required)	☐ **Exchange:** Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange. The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
	☑ **Merger:** Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
10. Signature(s): (Required)	Kartoon Studios, Inc. Name of acquired/merging entity X Andy Heyward — Signature(Exchange/Merger) | President — Title | 06/21/2023 — Date *If more than one entity being acquired or merging please attach additional page of information and signatures.* GENIUS BRANDS INTERNATIONAL, INC. Name of acquiring/merging entity X Michael A. Jaffa — Signature(Exchange/Merger) | Authorized Signer — Title | 06/21/2023 — Date X ____________ — Signature of Constituent Entity(Conversion) | Title | Date

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

** corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

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Business Number E0515682011 - 9 Filed in the Office of Secretary of State State Of Nevada Filing Number 20233301583 Filed On 06/22/2023 13:17:41 PM Number of Pages 6

CALIFORNIA ALL - PURPOSE ACKNOWLEDGMENT c,vrL CODE † 1189 A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to INhich this certifica1e is attached , and not the truthfulness, accuracy, or validity of that docume11t. State of California County of lc,s &.. On _JQ'!l. - 1,. ' . 2 - , 1])'2 , - ) ) - - before me, L(!)f',e.,,V)?,...o k. R,·ley L}' - )() y PJb/tLJ Date Here Insert Name and Title of the Officer personally appeared 09 - ea< .. - - = - --- c . < - t - " - , L = - --- - . , 'Q e y ') ------- -- ---- - Name(s) of Signer(s) who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), o"r the entity upon behalf of which the person(s) acted, executed the instrument . I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct . WITNESS my hand and official seal . Pface Notary Seal Above oPnONAL Though this section is optional, completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document. Description of Attached Document , (! 9e. Title or Type of Docutment: - - b ()('1 1 _ - set_ Document Date: - / 2_¥ - _i 3 -- ···· Number of Pages: Signer(s) Other Than Named Above: _ 0 i : ty i= eC i (i - n_ -- - -- - Corporate Officer - Title(s):Tr:eruv<.e l . . Signer's Name: _ _ Corpornte Officer - Title(sJ: -- Limited General Attorney in Fact Guardian or Conservator Limited Gene,al Attorney ; ; Fact Guardian or Conservator Partner - Individual Trustee Other: Partner - Individual Trustee Other: Signer Is Representing: Signer Is Representing: _ Y½ll;. - - - 'g(, "! @2074 Na:ionai Notary Association· wwv,'.NationalNotary,org • 1 - 800 - US NOTARY (1 - 800 - 876 - 6827) l:em #5907